Exhibit 10.6

 Lease Agreement

Lessor (Party A): Tahe Forestry Bureau

Leasee (Party B): Greater Khingan Range Forasen Energy Technology Co., Ltd. Tahe Power Plant

The following agreements are reached after friendly negotiation based on the reciprocal principle of both parties：

Article 1:

Party A leases the test center, maintenance workshop and garage located at Machine Tools Plant of Tahe County to Party B.

The total construction area of the leased property is 5497.4 square meters.

Article 2:

The lease term shall be 5 years, from July 1, 2020, to March 31, 2025.

Parties B agrees that the real estate shall be leased for operation and office use only.

Upon termination or expiration of this Contract, Party A has the right to take back the real estate.

Upon expiration of the lease term agreed herein, if Party B intends to renew the lease, it shall propose the renewal to Party A two months prior to the expiration date of the lease. If both parties agree upon the renewal of the lease, they shall conclude a contract separately.

Article 3:

The rent for the leased real estate is RMB126,440 per year.

Party B shall pay the rent for the first year within 30 days upon signing the agreement.

Party B shall pay the rent to Party A one month earlier before the expiration date.

Article 4:

Party A is obligated to pay for all land use right tax and property tax during the lease term.

Party B is obligated to pay for the utilities, other taxes and consumption fees incurred from the real estate.

Article 5:

Party B is responsible for the repair and maintenance of the real property during the lease term.

Party B shall make proper use of the leased real estate and its attached facilities. Party B shall not rebuild, expand or changes the structure of the real estate without the written consent of Party A.

Article 6:

Party A has the right to transfer or sell the real estate during the lease term. However, the lease agreement shall remain effective.

Party B shall neither wholly nor partially sublet the leased real estate to a third party during the lease term without the written consent of Party A.

If Party A intends to transfer or sell the real estate, it shall notify Party B in advance. Under the same conditions, Party B shall enjoy priority for purchasing the real estate.

Article 7:

The agreement can be altered or terminated upon negotiation.

During the lease term, in any of the following circumstances, this agreement may be terminated if:

1) Party A fails to deliver the property on time;

2) Party A leases the real estate to other party;

3) Party B sublets the leased real estate to a third party without the consent from Party A;

4) Party B decorates or changes the structure of the leased real estate without permission of Party A;

5) Party B damages the real estate and does not make repairs within a reasonable time;

6) Party B uses the leased real estate for other purposes;

7) Party B uses the leased real estate for purposes in violation of the law;

8) Party B delays the payments of relevant expenses and has caused huge damages to Party A;

9) Party B delays the rent for more than three months.

Upon expiration of the lease term agreed herein, if Party B intends to renew the lease, it shall propose the renewal to Party A two months prior to the expiration date of the lease. Under the same conditions, Party B shall enjoy priority for lease the real estate.

Article 8:

Party B shall return the real estate to Party A upon the expiration of the lease.

Article 9:

If Party A fails to delivers the leased real estate on time. Party A shall pay the amount equal to [] present of rent as penalty.

Article 10:

During the lease term, in any of the following circumstances, this agreement may be terminated and Party B is liable to pay the penalty if:

1) Party B sublets the leased real estate to a third party without the consent from Party A;

2) Party B decorates or changes the structure of the leased real estate without permission of Party A;

3) Party B uses the leased real estate for purposes in violation of the law;

4) Party B delays the rent for more than three months.

If Party B delays the payments of the rent or relevant expenses, party B shall pay the amount of one over thousand present of first year’s rent each day as penalty. If party B fails to return the real estate on time after expiration of the agreement, Party B shall also pay the amount equal to double rent per day as penalty and compensate for relevant loss of Party A.

Article 11:

Any matter not covered herein shall be agreed upon separately by both parties in the amendment of this agreement. The contents in the amendment constitute a part of this agreement and shall have the same legal effect as this agreement after being signed by both parties.

Article 12:

Both parties shall not be liable for failure to perform obligations if such failure is as a result of Force Majeure.

Article 13:

Any dispute arising out from this Contract shall be solved by both parties through consultation. If the dispute is not settled through consultation, it shall be submitted to the court.

Article 14:

This agreement shall be effective upon signing of each party.

Article 15:

This agreement is made in duplicate with one copy held by each party with the same legal force.

Party A (Signature & Seal): /s/ Tahe Forestry Bureau

Date: July 1, 2020

Party B (Signature & Seal): /s/ Greater Khingan Range Forasen Energy Technology Co., Ltd. Tahe Power Plant

Date: July 1, 2020